Exhibit 99.1

FOR IMMEDIATE RELEASE

Cleveland BioLabs Announces Management Reorganization

Optimizes Executive Resources to Advance CBLB502 and Promote Business Development

Buffalo, NY – January 24, 2012 – Cleveland BioLabs, Inc. (NASDAQ:CBLI) today announced that the Company has made a number of changes in corporate management responsibilities to maximize the Company’s progress towards its strategic goals. Michael Fonstein, Ph.D., has stepped down from his position as Chief Executive Officer of the Company. He continue to serve as the President of CBLI with a primary focus on advancing the CBLB502 program towards FDA licensure as a countermeasure for Acute Radiation Syndrome, guiding promising business development opportunities and supporting recently established joint ventures. Yakov Kogan, Ph.D., MBA, the current Chief Operating Officer of the Company, has also been appointed interim Chief Executive Officer and will lead and coordinate all of the Company’s strategic and operational activities. C. Neil Lyons, CPA, the current Chief Financial Officer, will add to his duties oversight of investor and public relations activities. Andrei Gudkov, Ph.D., D.Sci., will continue serving as Chief Scientific Officer.

Bernard Kasten, M.D., Chairman of the Board of Cleveland BioLabs, stated: “The Company has made significant progress in moving CBLB502 forward in its development as an agent for both mitigation of radiation injury and cancer treatment, while effectively establishing joint ventures to further develop other promising pipeline compounds for applications ranging from cancer treatment to therapies for infectious diseases. We believe that these strategic changes best leverage the talents and experience of our executives and will optimally position the Company for success.”

Andrei Gudkov, Ph.D., D.Sci., Founder and Chief Scientific Officer of Cleveland BioLabs, commented: “The Board is confident that Michael Fonstein’s creativity and proven talent as a business developer will best serve the Company’s interests if focused on business expansion and completion of the CBLB502 countermeasure program. Yakov Kogan has demonstrated outstanding leadership and managerial skills as Chief Operating Officer and his appointment as interim CEO will ensure progress and strategic continuity. In addition to having outstanding financial management capabilities, Neil Lyons has valuable experience in the area of investor relations and will represent the Company well in this role. I see these changes as a reflection of the natural evolution of CBLI and its ability to be dynamic and responsive in the face of emerging opportunities.”

About Cleveland BioLabs, Inc.

Cleveland BioLabs, Inc. is a drug discovery and development company leveraging its proprietary discoveries around programmed cell death to develop treatments for cancer and protection of normal tissues from exposure to radiation and other stresses. The Company has strategic partnerships with the Cleveland Clinic, Roswell Park Cancer Institute, ChemBridge Corporation and the Armed Forces Radiobiology Research Institute. To learn more about Cleveland BioLabs, Inc., please visit the company's website at www.cbiolabs.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management’s current expectations, as of the date of this press release, and involve certain risks and uncertainties. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors.

These factors include, among others, the Company’s history of operating losses and the potential for future losses, which may lead the Company to not be able to continue as a going concern; the Company’s need for substantial additional financing to meet its business objectives; the potential for the loss of funding from the Company’s R&D grants and contracts and its ability to win additional funding under such grants and contracts; the Company’s failure to successfully and timely develop new products; the risks inherent in the early stages of drug development and in conducting clinical trials; the Company’s inability to obtain regulatory approval in a timely manner or at all; the Company’s collaborative relationships and the financial risks related thereto; the Company’s ability to comply with its obligations under license agreements; the potential for significant product liability claims; and the Company’s ability to comply with various safety, environmental and other governmental regulations. Some of these factors could cause future results to materially differ from the recent results or those projected in forward-looking statements. See also the “Risk Factors” and “Forward-Looking Statements” described in the Company’s periodic filings with the Securities and Exchange Commission.

Contact:

Rachel Levine, Director Corporate Development & Communications

Cleveland BioLabs, Inc.

T: (646) 284-9439

E: rlevine@cbiolabs.com